Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated as of June 3, 2008, is made by and among  INX, INC., a Delaware corporation, SELECT, INC., a Massachusetts corporation, (each, a “Reseller” and collectively, the “Resellers”) and CASTLE PINES CAPITAL LLC, a Delaware limited liability company (“CPC”) and amends that certain Credit Agreement between Resellers and CPC effective as of April 30, 2007, as amended and as supplemented by that certain Amended and Restated Financial Covenant Amendment to Credit Agreement (the “Financial Covenant Amendment”) effective as of August 31, 2007, incorporating certain financial covenants (the “Original Credit Agreement”, together with the amendment referred to herein, and as may further be amended, modified or amended and restated from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Original Credit Agreement.

W I T N E S S E T H:

WHEREAS, Resellers have requested an increase in its Inventory Line of Credit; and

WHEREAS, CPC is willing to amend the Original Credit Agreement to accept Resellers’ request subject to the conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendments.  The following amendments effective as of the date hereof, subject to the satisfaction of the conditions set forth in Section Two hereof:

A.  Amendment to Section 1. Extensions of Credit, Section 1 of the Original Credit Agreement is hereby amended by deleting the first sentence of such section and replacing it with the following new sentence:

“1. Extensions of Credit.  Subject to the terms of this Credit Agreement together with the attached Financial Covenants Amendment to Credit Agreement and Paydown Amendment to Credit Agreement (collectively, this “Agreement”), CPC has made a discretionary line of credit up to a maximum aggregate amount of  Sixty Million Dollars ($60,000,000.00) outstanding funded indebtedness (the “Line of Credit”) available to Reseller.”

B.  Amendment to Financial Covenants Amendment.  Section 4 of the Financial Covenants Amendment to Credit Agreement is hereby amended by deleting the first sentence of such section and replacing it with the following new sentence:

“4. Total Liabilities to Tangible Net Worth. Reseller will at all times maintain on a consolidated basis a ratio of Total Liabilities (excluding liabilities subordinated to the Reseller’s obligations to CPC in a manner acceptable to CPC, using CPC’s standard form) to Tangible Net Worth not exceeding 7.0:1.0.”

SECTION 2.   Conditions to Effectiveness.  This Amendment shall become effective as of the date  first above written provided:

A.  CPC has received counterparts of this Amendment executed by Resellers;

B.  As of the date first above written, no event shall have occurred since December 31, 2007, which has a material adverse effect on the business, assets, revenues, financial condition or Collateral of Resellers, the ability of Resellers to perform its payment obligations when due or to perform any other material obligation under the Credit Agreement; or any right, remedy or benefit of CPC under the Credit Agreement; and

C.  CPC has received such other certificates, resolutions, agreements, documents and information as requested by CPC and its counsel.

In addition, the effectiveness of this Amendment is conditioned upon the continuing accuracy of the representations and warranties set forth in Section Four hereof.

SECTION 3.  Representations and Warranties.  In order to induce CPC to enter into this Amendment, Resellers represent and warrant to CPC that (i) the Credit Agreement, as amended, does remain the legal, valid, enforceable and binding obligation of Resellers, (ii) no Default has occurred and is continuing, (iii) all of the representations and warranties in the Credit Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (iv) Resellers have no claims, defenses, or offsets against CPC.

SECTION 4.  Miscellaneous.  Resellers waive notice of CPC’s acceptance of this addendum.  All other terms and provisions of the Credit Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

SECTION 5.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (without giving effect to any provisions thereof relating to conflicts of law).

THIS AMENDMENT AND THE CREDIT AGREEMENT CONTAIN BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

(Signature Page(s) to Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

INX INC.
RESELLER

By:	/s/ Brian Fontana

Name: Brian Fontana

Title: Vice President

SELECT, INC.
RESELLER

By:	/s/ Mark Hilz

Name: Mark Hilz

Title: President

CASTLE PINES CAPITAL LLC

By:	/s/John Schmidt

Name: John Schmidt

Title: Managing Partner